Exhibit 99.1

Karuna Therapeutics Announces Proposed Public Offering of Common Stock

BOSTON—August 8, 2022 – Karuna Therapeutics, Inc. (NASDAQ: KRTX) (“Karuna”), a clinical-stage biopharmaceutical company driven to create and deliver transformative medicines for people living with psychiatric and neurological conditions, today announced that it has commenced an underwritten public offering of $600.00 million of its common stock. Karuna also intends to grant the underwriters a 30-day option to purchase an additional $90.0 million of its common stock offered in the public offering. All the shares in the proposed offering are to be sold by Karuna.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint book-running managers for the offering. Jefferies is also acting as a book-running manager. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Karuna pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Karuna Therapeutics

Karuna Therapeutics is a clinical-stage biopharmaceutical company driven to create and deliver transformative medicines for people living with psychiatric and neurological conditions.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including among other things, the timing, size and completion of the proposed public offering, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks, the final terms of the offering, and uncertainties and the satisfaction of customary closing conditions for an offering of securities. There can be no assurance that Karuna will be able to complete the public offering on the anticipated terms, or at all. These and other risks are described under the heading “Risk Factors” in Karuna’s most recent Annual Report on Form 10-K filed with the SEC and in other filings that Karuna makes with the SEC. Karuna’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Karuna undertakes no obligation to update or revise these forward-looking statements.

Investors:

Alexis Smith

518-338-8990

asmith@karunatx.com